UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2014

KELLY SERVICES, INC.

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(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
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(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

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(Address of principal executive offices)

(Zip Code)

(248) 362-4444

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The term of Maureen A. Fay, who served with distinction as a member of the board of directors of Kelly Services, Inc. (the “Company”) since 1997 and as Chairman of the Corporate Governance and Nomination Committee since 2003, ended as of the date of the annual meeting of stockholders (“annual meeting”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting on May 7, 2014. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are listed below.

Proposal 1

All of the nominees for election to the board of directors listed in the proxy statement were elected to serve until the next annual meeting and qualified with the following vote:

	Number of Shares	Number of Shares
Name of Nominee	Voted "For"	Voted "Withheld"	Broker Non-Votes

Terence E. Adderley	3,384,397	15,779	31,255
Carol M. Adderley	3,384,389	15,779	31,255
Carl T. Camden	3,397,398	2,778	31,255
Jane E. Dutton	3,386,458	13,718	31,255
Terrence B. Larkin	3,386,358	13,818	31,255
Conrad L. Mallett, Jr.	3,386,458	13,718	31,255
Leslie A. Murphy	3,386,458	13,718	31,255
Donald R. Parfet	3,397,398	2,778	31,255
Toshio Saburi	3,385,846	14,330	31,255
B. Joseph White	3,386,458	13,718	31,255

Proposal 2

The stockholders approved, by non-binding vote, compensation paid to named executive officers with the following vote:

Shares voted "For"	3,357,933
Shares voted "Against"	41,660
Shares abstained from voting	583
Broker non-votes	31,255

Proposal 3

A proposal to ratify the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for 2014 was approved with the following vote:

Shares voted "For"	3,429,118
Shares voted "Against"	2,303
Shares abstained from voting	10
Broker non-votes	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: May 8, 2014

/s/ James M. Polehna
James M. Polehna

Vice President and Corporate Secretary

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